UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
January 14, 2010
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22025 (Commission File No.)	94-3096597 (I.R.S. Employer Identification No.)
24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(734) 930-5555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01 Entry Into A Material Definitive Agreement.
     On January 14, 2010, Aastrom Biosciences, Inc. (the “Company”) announced that it was commencing an underwritten public offering of units (the “Offering”).
     On January 15, 2010, the Company announced that it would be selling 46,154,000 units, each unit consisting of one share of its common stock, no par value (the “Common Stock”), a Class A warrant to purchase 0.75 of a share of Common Stock and a Class B warrant to purchase 0.50 of a share of Common Stock, with Oppenheimer & Co. Inc., as the sole underwriter (the “Underwriter”). The units are to be issued and sold by the Company to the Underwriter at a public offering price of $0.26 per unit pursuant to an underwriting agreement (the “Underwriting Agreement”) dated as of January 15, 2010 by and between the Company and the Underwriter. The Underwriter has an overallotment option to purchase up to 6,923,100 additional shares of common stock, Class A warrants to purchase 5,192,325 shares of common stock and/or Class B warrants to purchase 3,461,550 shares of common stock.
     The Company estimates that it will receive net proceeds of approximately $10.9 million from the Offering after deducting underwriting discounts and commissions and offering expenses ($12.7 million assuming that the overallotment option is exercised in full). The Company intends to use the net proceeds from the Offering for general corporate purposes, including conducting operations and continuing to conduct our clinical development programs.
     The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and incorporated by reference herein.
     The legal opinion, including the related consent, of Dykema Gossett PLLC relating to the issuance of the units is filed as Exhibit 5.1 to this Current Report.
     The Company issued separate press releases announcing the commencement and pricing of the Offering on January 14, 2010 and January 15, 2010, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated January 15, 2010 by and between the Company and Oppenheimer & Co. Inc.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).

Exhibit No.	Description

99.1	Press Release dated January 14, 2010.

99.2	Press Release dated January 15, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 15, 2010

AASTROM BIOSCIENCES, INC.
By:	/s/ Timothy M. Mayleben
Timothy M. Mayleben
Chief Executive Officer and President

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